Exhibit 10.51

MyEcheck Partnership Agreement

THIS REFERRAL AGREEMENT (“Agreement”) by and between MyECheck, Inc (“MYEC”), with its principal place of business located at 2600 East Bidwell, Suite 140, Folsom, CA 95630, and Hercules Credit Union (the “Partner”) with offices at                     UTDA                 , in the United States of America, shall become effective on the date executed by a duly authorized representative of MYEC (the “Effective Date”). MYEC and Partner shall be collectively known hereafter as the “Parties”.

WHEREAS MYEC is engaged in the business of providing Check21 based Echeck payment services to merchants and consumers (the “Solution”); and

WHEREAS MYEC requires a financial institution to process Echeck payments related to the Solution; and

WHEREAS, Partner is a credit union of good standing offering NDUA insured accounts to small businesses and individuals; and

WHEREAS, MYEC and Partner desire to offer their respective services in tandem as a package to drive net new business for each other; and

NOW THEREFORE, in consideration of the mutual promises made herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.	Definitions:

“Check21”. The Check Clearing for the 21st Century Act (or Check 21 Act) is a United States federal law, enacted by congress on October 28, 2003

“Prospects”. Shall mean businesses engaged in selling legal products or services to consumers (B2C) or other businesses (B2B) in which they need to collect payments for their respective good and services and are not existing Customers of Reseller.

“Customer”. Shall mean businesses or persons having an existing contract relationship for payment processing services with Reseller.

“Fees”. Shall mean the price paid to MYEC by Customers for the Solution, as such may change from time to time based on the sole discretion of MYEC.

2.	Solution Overview. MYEC desires to develop a partnership with Partner whereby a) MYEC integrates the Solution into Partners payment processing platform; and b) MYEC refers Prospects to Partner for share draft account opening to deposit Check21 payments generated through use of the Solution (Net New Business to Partner) thus becoming a Client; and c) Partner introduces their existing Client base, or new Clients added through other than MYEC referral, to the Solution (Net New Business to MYEC).

MyEcheck Partnership Agreement

3.	Duties of MYEC:
a.	Integrate the Solution into Partner payment processing/core system.
b.	Refer Prospects to Partner for share draft account opening.
c.	Provide Partner with introduction and sales materials necessary to introduce the Solution to current Clients.
d.	Work with Clients to integrate the Solution into their payment processing
e.	Provide Partner with monthly Solution revenue sharing report.
f.	Pay agreed upon amounts to Partner on a monthly basis.

4.	Duties of the Partner:
a.	Refer and introduce their Clients to the Solution.
b.	Work with MYEC to integrate the Solution into Partners payment process/core systems.
c.	Onboard Prospects referred by MYEC.
d.	Work with MYEC on a Daily basis to process Solution ICL files on behalf of Clients using the Solution.

5.	Fees and Revenue Sharing.

For Net New Business to MYEC:

•	Partner shall receive twenty (20) percent of MYEC’s Fees paid by those Clients using the Solution. MYEC shall pay Partner the revenue share within thirty (30) days of receiving the Fees.
•	MYEC shall not be entitled to any share of Partner revenue associated with their monthly account fees, interest income or cross sell of other Partner products including but not limited to loans, cards, etc.

For Net New Business to Partner:

•	MYEC shall receive only their Fees and no share of Partner revenue associated with their monthly account fees, interest income or cross sell of other Partner products including but not limited to loans, cards, etc.

6.	Logos, Trademarks, Service Marks, and Graphics Use: MYEC will grant to Partner a limited access (“Access”) to certain MYEC trademarks, service marks, logos, and other proprietary graphics (“Marks”) for the duration of the Agreement as described herein, and under the following terms and conditions:

a. This Access to Marks is granted for the benefit of MYEC Partners with a legitimate intent to advertise and sell MYEC’s products and services. The Access to use these Marks will require prior review of their use and MYEC’s written approval of the use.

b. MYEC retains full ownership rights to its Trademarks, Service Marks, Logos, and Graphics and the Partner does not acquire any rights, title or interest in or to the Marks beyond that set forth herein.

c. Breach of this section will be grounds for immediate termination of this Access, and any other legal remedies MYEC may deem appropriate.

7.	Confidentiality. It may be necessary from the time to time for either or both parties to exchange Confidential Information, or information that both parties consider to be proprietary and/or trade secrets, the parties agree to the following terms on which they disclose such information to each other.

MyEcheck Partnership Agreement

a.	For the purposes of this Agreement “Confidential Information” means any and all information or material regarding products, services, business processes, business plans, financial information, personnel of either party and other related information that is provided to either party, including all original documents and any derivatives, portions, or copies thereof, whether in oral, written, visual, graphic, electronic, machine recognizable, or other form or medium. Both parties will make all reasonable efforts to ensure that the Confidential Information is clearly identified and marked; provided, however, that the obligation to protect Confidential Information shall extend to unmarked data known by the Parties to be confidential that may be disclosed orally or otherwise.

b.	When tangible forms of confidential information are disclosed or exchanged by either or both parties, such information remains the property of the discloser. Upon the written request of either respective party, all such tangible forms of the Confidential Information shall be returned to requesting party immediately and no later than three business days, together with the receiving party’s written certification that any other copies or notes or summaries (to the extent including the Confidential Information) have been destroyed.

c.	Confidential Information shall not include information that is (i) shown by either party’s written dated records to be known to it prior to this Agreement, (ii) in the public domain and generally available to the public, or (iii) required by law to be disclosed pursuant to judicial or other government order; Either party shall, immediately upon receiving notice of such impending or effective legal order, notify the respective party prior to releasing the information, and shall assist the disclosing party, to reasonable extent and upon reimbursement of reasonable expenses, in objecting to such order. In the event that the receiving party produces the Confidential Information in response to the compulsory process, it will take reasonable steps to limit the disclosure to the extent legally permissible.

d.	Both Parties acknowledge and agree that disclosing or disseminating the Confidential Information without the prior written approval of the disclosing party to any third party will have a material adverse effect. Parties agree to, and shall cause their employees and affiliates, (i) to maintain the Confidential Information in the Strictest confidence, and (ii) to not use, alter, modify, disassemble, reverse engineer or de-compile any software or other materials (in any form) or documents embodying Confidential Information, or disclose or disseminate to any third party, including any agent or affiliate, all or any part of the Confidential Information or any analysis, studies, reports or other compilations or documents that may be prepared by either party that makes use of, or are reflective of, the Confidential Information.

8.	Intellectual Property. Nothing in this Agreement shall grant any Intellectual Property rights in any of the Solution or technology other than as expressly provided for herein, all of which rights shall remain the sole and exclusive property of MYEC. Nothing in this Agreement shall grant to Partner the right to use, replicate, or obtain any ownership right in any business methods or processes utilized by MYEC except as expressly provided for herein. Any future additions, modifications, versions, upgrades or updates of the Solution shall be deemed to be part of the Solution and benefit from the same protections as are given to the Solution herein.

MyEcheck Partnership Agreement

9.	Expenses. The Parties shall be responsible for their respective business expenses, which are incurred in the course of carrying out their respective Duties hereunder, including but not limited to travel, marketing materials and phone. Parties shall not incur any debt in the name of the other.

10.	Term: The term of this Agreement shall be for one (1) year from the Effective Date hereof (the “Initial Term”), unless sooner terminated. Following such Initial Term, this Agreement shall be automatically renewed for successive one (1) year periods (each a “Renewal Term”).

11.	Termination. Parties shall be able to terminate this Agreement as follows:

a.	Termination without Cause. Either Party may terminate this Agreement by giving the other Partner written notice ninety (90) days in advance of either the Initial term or Renewal Term.

b.	Termination for Cause. Either Party may terminate this Agreement upon the occurrence of an Event of Default, as defined below.

c.	Event of Default. Each of the following occurrences will constitute an “Event of Default” under this Agreement:

i)	Goodwill. Either Party engages in any act or omission that damages the reputation, business, or goodwill of the other Party
ii)	False Representation. Any representation or warranty made by the Parties or any of its officers, or directors proves to have been false or misleading in any material respect;
iii)	Breach. Either Party fails to observe any material obligation specified in this Agreement, and such failure is not cured within thirty (30) days of receipt of written notice thereof from the non-breaching party; or
iv)	Bankruptcy. The liquidation, dissolution, or discontinuance of business by a Party in any manner or the filing of any petition by or against a Party under any federal or state bankruptcy or insolvency laws, which petition shall not be dismissed within 60 days after filing.

12.	Notice or Communication. Any notice or communication required or permitted hereunder (other than Administrative Notice) shall be in writing and may be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth below, or emailed to such address as any party entitled to notice shall have communicated in writing to the other party. Notices and communications to MYEC and the Partner are noted on the final page of this Agreement.

13.	Relationship of Parties. The relationship between the parties established by this Agreement shall be solely that of vendor and vendee and the rights and powers not expressly granted to the Partner are expressly reserved to MYEC. The Partner shall have no right, power or authority in any way to bind MYEC to the fulfillment of any condition not herein contained, or to any contract or obligation, expressed or implied. The parties are and will remain as independent contractors.

MyEcheck Partnership Agreement

14.	Indemnity. The Partner agrees to hold MYEC free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever (a) arising from acts of the Partner; (b) as a direct or indirect consequence of termination of this Agreement in accordance with its terms; or (c) arising from acts of third parties in relation to products sold to the Partner under this Agreement, including, but not limited to execution of liens and security interests by third parties with respect to such products.

15.	Applicable Law. This Agreement shall be governed by the laws of the State of California and is accepted by MYEC at its Corporate Office noted herein. MYEC’s rights granted hereby are cumulative and in addition to any rights it may have at law or equity.

16.	General.

a)	Any portion of the Agreement which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith, and the Parties shall not incur any liability to each other as a result of the inconsistency or modification and application. If any portion of the Agreement is deemed unenforceable or invalid, it will not otherwise affect the enforceability or validity of the Agreement.

b)	The Agreement is the entire agreement between the Parties and supersedes all prior representations, conditions, warranties, understandings, proposals or agreements regarding a Service. No course of dealing or waiver of any right on one occasion will constitute a modification of the Agreement or be a waiver of that right on a subsequent occasion.

c)	Any/All sections of this agreement, plus all Exhibits of this Agreement, will survive termination of this Agreement.

d)	Parties may not assign or transfer its rights or obligations with respect to this Agreement without the other written consent. Each Party may assign its rights and obligations with respect to this Agreement to any successor by merger, consolidation or corporate reorganization.

e)	The Parties agree that either Party may issue press release(s), upon written consent of the other Party which may contain the Party’s ticker symbol, which describes the nature of the relationship between the Parties and may include historical information about the respective Parties.

f)	This Agreement may be executed as a faxed or electronically scanned document, with scanned or faxed signatures deemed as original.

g)	Construction. Section headings in this Agreement are for convenience only and are not to be used in interpreting this Agreement. As used in this Agreement, the word “including” means “including but not limited to”.

h)	Confidentiality of Agreement. Neither party will disclose any terms of this Agreement, including prices or discounts, to anyone other than its attorneys, accountants or other professional advisors or to any investor or potential investor who agrees to maintain the confidentiality of such information. Notwithstanding the foregoing, either party may make limited disclosure of the terms of this Agreement to the extent required by law, provided that the disclosing party: (i) provides the non-disclosing party reasonable prior notice of such disclosure, and (ii) uses its best efforts to protect and limit the disclosure of such information to the extent possible. Notwithstanding the foregoing, the Parties agree that each may acknowledge the other as a customer.

MyEcheck Partnership Agreement

i)	Parties Advised by Counsel. This Agreement has been negotiated between Parties who are sophisticated and knowledgeable in the matters contained herein and who have been represented by legal counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties and any rule of law (including Section 1654 of the California Civil Code and any other authority of any jurisdiction of similar effect) which would require interpretation of any ambiguities in this Agreement against the drafting Party is not applicable and is hereby waived.

j)	Entire Agreement. Both Parties agree that this Agreement, along with the Exhibits hereto, is the complete and exclusive statement of the mutual understanding of the Parties and supersedes and cancels all previous and contemporaneous written and oral agreements and communications relating to the subject matter of this Agreement.

k)	Force Majeure. Any delay in the performance of any duties or obligations of either Party will not be considered a breach of this Agreement if such delay is caused by a labor dispute, market shortage of materials, fire, earthquake, flood or any other event beyond the control of such Party, provided that such Party uses reasonable efforts, under the circumstances, to resume performance as soon as reasonably practicable.

l)	Government Rights. The Solution is a “commercial item,” as that term is defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of “commercial computer software” and “commercial computer software documentation,” as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and C.F.R. 227.7202-1 through 227.7202.4 (June 1995) (or an equivalent provision, e.g. in supplements of various U.S. government agencies, as applicable), all U.S. Government users acquire the Software with only those rights set forth herein.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

Agreed:		Accepted:
Partner		MYEC

/s/ Brett Blackburn		/s/ James T. Fancher
Signature		Signature

BRETT BLACKBURN CEO		James Fancher
Name/Title		COO

Date	2/1/15	Date:	2/1/15

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